                                                                  EXHIBIT 10.12


              HEWLETT-PACKARD COMPANY & BUSINESS@WEB, INCORPORATED
                           JOINT MARKETING AGREEMENT

THIS AGREEMENT is made effective February 27, 1996 (the "Effective Date") by and between Business@Web, Incorporated, a Delaware corporation ("B@W") and Hewlett-Packard Company, a California corporation ("HP").

Whereas:

A) HP manufactures and markets various computer, computer peripheral, software products, and consultative services,
B) B@W develops and markets various application development software toolkits, training on these toolkits and consultative services,
C) HP and B@W desire to jointly provide to mutual customers, tools and services which will assist in the implementation and use of object-oriented technology, in a three-tiered, client-server environment.

Therefore the parties to this Agreement mutually agree as follows:

     1. DEFINITIONS

          1.1. "Application" shall mean a software program created for customers using the B@W Toolkit.

          1.2. "Component" shall mean executable software which performs a particular function or process within an application that was created through use of the B@W Toolkit.

          1.3. "Component Store" shall mean a process by which B@W will collect and resell Components to third parties.

          1.4. "Confidential Information" shall mean any proprietary and confidential information delivered by one party to the other pursuant to this Agreement.

          1.5. "CTGroup Executive Seminar" shall mean a seminar sponsored by HP on client-server computing which is developed and delivered by Cambridge Technology Group to senior company executives.

          1.6. "Documentation" shall mean user and technical manuals and other documentation B@W ordinarily makes available with the B@W Toolkit and any modifications or updates thereof.


          1.7. "Intellectual Property Rights" shall mean the following rights that pertain to the B@W Toolkit, Documentation or Seminar Materials under common law, state law, federal law and foreign law:

                1.7.1. Rights in letters patent and application for letters patent;

                1.7.2.  Rights in the trademarks;

                1.7.3.  Rights in copyrights and rights of authorship; and

                1.7.4.  Rights in trade secrets.

          1.8. "B@W Toolkit" shall mean all software products currently under development, marketed, licensed and sold by B@W including, but not limited to the OpenScape product line. A listing of such products is contained in Exhibit A.
                       ----------

          1.9. "Prototype" shall mean a demonstrable software application built using the B@W Toolkit which has limited functionality that can not be used by customers in the normal course of business.

          1.10. "Seminar Materials" shall mean overheads, presenter notes, handouts and other material developed by B@W for The Component Revolution seminar.

          1.11. "Solution Blueprint" shall mean an application assessment service provided by B@W and HP which utilizes the B@W Toolkit as more fully described in Section 2.1 below.

          1.12. "Technical Consultants" shall mean employees of either B@W or HP who provide consulting services to customers.

          1.13. "The Component Revolution" shall mean a breakfast seminar to be developed by B@W pursuant to this Agreement which will serve as a lead generator for the Solution Blueprint.

    2.  SOLUTION BLUEPRINT

          2.1. HP and B@W agree to jointly market and deliver the Solution Blueprint application assessment service. The Solution Blueprint assesses a customer's current information system and presents a plan to migrate to a three-tiered, object-oriented, standards-based architecture. The primary deliverables of the Solution Blueprint are
          1) report containing assessment of the current architecture, critical success factors and strategy for application reengineering, 2) feasibility study and 3) working Prototype. The Solution Blueprint is more fully described in Exhibit B.
                                  ---------

               2.1.1. HP and B@W respectively have each developed certain materials prior to this agreement that each would like to use to produce the Solution Blueprint materials recited immediately above in Section 2.1. The parties thus agree that the creator of such materials shall retain all right, title and interest in such prior materials and the non-creator shall receive a non-exclusive, worldwide, irrevocable license to use, run, reproduce, copy, modify, distribute and transfer these materials.

               2.1.2.  a)    Subject to Section 3.1 herein, B@W hereby grants to
               HP a non-exclusive, worldwide license to use, run and make copies of the B@W Toolkit in order to produce Prototypes as recited above in Section 2.1.

               b) HP, B@W and their customers can use the Prototypes without restriction as to use, duplication or transfer.

               2.1.3.  a)    All materials developed by the parties under this
               Agreement for the Solution Blueprint service shall be jointly owned by the parties.

               b) After termination of this Agreement, each party shall have the right to use, copy, modify, reproduce, distribute and transfer the jointly owned Solution Blueprint materials with no right of accounting.

               2.1.4. The tradename/trademark "Solution Blueprint" shall be jointly owned by the parties, subject to the following restrictions: "Solution Blueprint" may only be used by the parties together and can not be used with third parties independently of one of the parties; and "Solution Blueprint" may not be used by either party after the termination of this Agreement for similar goods and services without the written consent of the other party.

          2.2. Both parties agree to the following conditions regarding the marketing, sales and delivery of the Solution Blueprint:

          2.3. Subject to Section 2.7 below, customers will order the Solution Blueprint from B@W. B@W will then enter into a consulting agreement with HP wherein HP would provide Technical Consultants to participate in the development and delivery of the Solution Blueprint for those customers.


          2.4. Revenue for the sale of a Solution Blueprint will be equally divided between HP and B@W. B@W will pay HP 50% of the gross revenue 30 days after customer acceptance of the Solution Blueprint.

          2.5. Each party agrees not to deliver the Solution Blueprint with any other third-party or independently of the other party during the term of this Agreement.

          2.6. For customers attending the CTGroup Executive Seminar, the HP sales representative will be the account owner. For all other customers, account ownership will belong to the party which makes the initial customer contact. The non-account owner shall direct all customer communications to the account owner.

          2.7. A copy of any proposal going to a customer for a Solution Blueprint must be sent to the B@W and HP Program Managers listed in
          Exhibit I for approval prior to distribution to the customer. The
          ------- -
          Program Managers are responsible for distribution within their respective companies. Within 10 days after receipt of the proposal, B@W and HP will notify each other in writing of resource availability. If HP or B@W agree to provide those resources, such party must provide those resources and commence work on the Solution Blueprint within 2 weeks following B@W's receipt of a customer order.

          2.8. HP and B@W will each provide Technical Consultants trained and experienced in three-tiered development and the Solution Blueprint process for the duration of the Solution Blueprint project.

          2.9. In the event that either party wishes to use subcontractors for the onsite activities, the respective Program Managers will be notified prior to any work being performed. HP and B@W retain the right to refuse the inclusion of any personnel not directly employed by HP or B@W; provided that such refusal is communicated in writing within 5 days after notification.

          2.10. All Technical Consultants working on the project will bring a working portable computer that meets the software and hardware capabilities as listed in Exhibit C.
                                    ----------

          2.11. HP and B@W agree to follow the process for developing and delivering the Solution Blueprint described in Exhibits Dl-D3 .
                                                         ----------------



      3.  B@W TOOLKIT

          3.1. Subject to the terms and conditions set forth herein, B@W hereby grants to HP, its subsidiaries and affiliates, a non-exclusive, worldwide, irrevocable license to use, run, display and reproduce the B@W Toolkit for internal Application Development and Application development projects (see Section 5.2 herein), Prototype development and customer demonstrations (see Section 2.1.2 herein). In consideration of these rights. HP agrees to pay B@W a license fee of $75,000 as outlined in Exhibit E of this Agreement. B@W acknowledges
                                 ---------
          that HP has previously paid $490,000 for single-use B@W Toolkit licenses for 50 HP Technical Consultants. Such licenses shall be subject to the terms and conditions of this Agreement, including without limitation, support, warranty and indemnity.

          3.2. B@W agrees to maintain and support the B@W Toolkit as outlined in Exhibit F for one year as part of the license fee. Such maintenance
             ---------
          and support shall include all upgrades, enhancements, patches, bug fixes and telephone support. Thereafter, HP will have the option to purchase the support outlined in Exhibit F at an annual cost of 20% of
                                           ---------
          the list price of the specific development tools for each developer such support is desired for or for a fixed $100,000 per year to cover the complete B@W Toolkit for an unlimited number of HP developers.

      4.  B@W CERTIFICATION PROGRAM

          4.1. B@W agrees to provide training on the B@W Toolkit for up to 50 HP Technical Consultants ("B@W Certification Program") as more fully described in Exhibit G. The price of the B@W Certification Program
                       ---------
          is listed in Exhibit E of this Agreement.
                       ---------

 5.  APPLICATION DEVELOPMENT PROJECTS

          5.1. In connection with an Application development project resulting from a

          Solution Blueprint or for other Application development projects, B@W or HP may engage each other at the following rates for the purpose of providing additional services to customers:

               5.1.1. B@W may engage HP employees as a subcontractor for services other than the Solution Blueprint, at $2,200 per day, plus reasonable travel and living expenses, within the United States, subject to availability. HP reserves the right to refuse delivery of services that conflict with standard HP offerings.


               5.1.2. HP may engage B@W employees as subcontractors for services other than the Solutions Blueprint at the rates defined below subject to availability. B@W reserves the right to refuse delivery of services that conflict with standard B@W offerings

                    5.1.2.1 For B@W programmers, B@W will charge HP on an hourly basis at a rate of $75 per hour.

                    5.1.2.2. For B@W Solution Engineers, B@W will charge HP one thousand one hundred dollars ($1,100) per person, per day. plus reasonable travel and living expenses.

                    5.1.2.3. For B@W Senior Solution Engineers, B@W will charge HP one thousand three hundred dollars ($1,300) per person. per day, plus reasonable travel and living expenses.

                    5.1.2.4. For B@W Architect Engineers, B@W will charge HP one thousand five hundred dollars ($1,500) per person, per day, plus reasonable travel and living expenses.

               5.1.3. These prices will be reviewed 12 months from the Effective Date of this Agreement and may be adjusted.

          5.2. When customers purchase application development services from HP which will utilize the B@W Toolkit, either HP or the customer must purchase from B@W a development product license for each developer, but in no event less than three licenses, runtime license(s) for each system the application will be installed on, and an B@W software support contract for the specific development products in the B@W Toolkit that are used to develop the related Application at the then-current list price. Current prices for such products are listed in Exhibit A. HP may place orders with B@W on its customers' behalf.
          ---------

          5.3. All software developed by the respective parties for their customers under Application development projects including, but not limited to, Components as defined in Section 1.2 herein shall be owned by the developing party without restriction and shall be unconditionally licensable to its customers on its normal and customary terms and conditions, without exception. See also Section
          7.1 herein.

    6.    SEMINARS

          6.1. The Component Revolution


               6.1.1. B@W will develop and deliver for HP twenty (20) one-day seminars titled "The Component Revolution" for the price set forth in Exhibit E which includes room rental, catering and other
                        ---------
               costs incurred in setting up the seminar. B@W agrees not to deliver The Component Revolution with any other third-party during the term of this Agreement. The intent of these seminars is to develop another sales lead channel, besides the CTGroup Executive Seminars, for the Solution Blueprint and subsequent Application development engagements.

               6.1.2. B@W and HP will have the right to invite customers, prospects, and target accounts to The Component Revolution. In addition, HP and B@W must mutually agree to include any additional sponsors of the seminar.

               6.1.3. Dates and locations of the seminar must be mutually agreed upon by HP and B@W. B@W agrees to contract with John Donovan to be the lead speaker at a minimum of 10 seminars. Speaker fees, if any, will be paid for by B@W. The agenda of The Component Revolution is included as Exhibit H.
                                                   ----------

               6.1.4. B@W shall own all right, title and interest in all of the written materials, software, graphics, and training aids developed and used for the Component Revolution seminars. HP and all attendees to these seminars will receive one copy of the materials for internal use only and subject to the restrictions that no one can reproduce the materials or make commercial use of them.

          6.2.      CTGroup Executive Seminar

               6.2.1. During the term of this Agreement, B@W will have sales and technical representatives attend, at B@W's expense, every CTGroup Executive Seminar sponsored by HP around the world to promote and sell the Solution Blueprint.

    7.    COMPONENT STORE

          7.1. B@W intends to establish a Component Store for the reuse of selected Components generated by the B@W Toolkit for various applications. HP may provide Components from applications HP has developed for its customers.

          7.2. B@W will set the list price of Components in the Component Store. B@W agrees to the following payment structure for Components purchased from the

          Component Store as follows:


               7.2.1. For those Components contributed by HP, HP will receive a discount of 40% off the published list price. For those Components not contributed by HP, HP will receive a discount of 10% off the published list price

               7.2.2. For Components contributed by HP that are purchased by a party other than HP, HP will receive a royalty of 30% of the published list price.

    8.    TECHNOLOGY

          8.1. B@W agrees that the B@W Toolkit will be adapted to comply with the enterprise object model standard for which HP announces support (for example, DCE, OLE, CORBA or COM). HP agrees to communicate its plans regarding which enterprise object model standard it intends to support.

    9.    OWNERSHIP (Intentionally omitted)

    10.   TRADENAMES

          10.1. Each party shall have the right to use the other party's name and the name of its products and services for identification purposes in delivering the Solution Blueprint and Component Revolution. Each party shall ensure that its use of such names complies with the specifications and guidelines provided for them by the other party, and agrees to take no action that would in any way infringe the other party's rights in its names or marks. Neither party shall obtain any right, title or interest in the names or marks of the other party pursuant to this Agreement.

    11.   WARRANTY

          11.1.  B@W warrants that:

               11.1.1. It has full power and authority to grant the rights under this Agreement;

               11.1.2. The B@W Toolkit will operate substantially in accordance with the specifications listed in the Documentation and any relevant data sheet or promotional literature distributed by B@W; and

               11.1.3. The B@W Toolkit, related Documentation and Seminar Materials do not violate or infringe any third party's Intellectual Property Rights and that B@W is not aware of any facts upon which such a claim for infringement could be based.

II             2.  EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 11, B@W

          MAKES NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED,
          REGARDING THE B@W TOOLKIT, RELATED DOCUMENTATION
          AND SEMINAR MATERIALS, INCLUDING AS TO THEIR
          MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR
          PURPOSE.

    12.   INDEMNIFICATION

          12.1. B@W shall defend, indemnify, and hold harmless HP and its affiliates, subsidiaries, third party distributors, subcontractors and customers from and against all claims, losses, demands, fees, damages, liabilities, costs, expenses, obligations, causes of action, suits or injuries of any kind or nature, arising from:

               12.1.1. Any actual or claimed infringements of Intellectual Property Rights with respect to the B@W Toolkit, related documentation and Seminar Materials; or

               12.1.2. B@W's breach of its representations and warranties set forth in Section 11.1 above.

               12.1.3. HP shall promptly provide information and assistance, at B@W's expense, for any defense of HP as required pursuant to
               Section 12.1.1  above.

          12.2. Both parties shall defend and indemnify each other against any third party claim, and pay all costs of such defense and settlement and any costs and damages finally awarded against the indemnified party arising from a party's unauthorized representation, warranty or commitment made on behalf of the other party.

          12.3. In addition to the indemnity requirements above, if the use by HP or its affiliates, subsidiaries, third party distributors, subcontractors or customers of any B@W Toolkit, related Documentation and Seminar Materials is enjoined, B@W shall at its expense use its best efforts to procure the right for HP and its customers to continue using the infringing B@W Toolkit, related Documentation and Seminar Materials. If B@W is unable to do so, B@W shall make best efforts to:

                    12.3.l.l. Replace the infringing B@W Toolkit, related Documentation and Seminar Materials with noninfringing program documentation or materials of equivalent function and performance, or;

                    12.3.1.2. Modify the infringing B@W Toolkit, related documentation and Seminar Materials to be noninfringing.

          12.4. B@W shall be relieved of its obligations under Sections 12.1 and 12.3 to the extent that the actual or claimed infringement arises solely out of: (i) the unauthorized modification of a B@W Toolkit, related documentation and Seminar Materials if such claim would have been avoided but for such modification or (ii) the unauthorized combination, operation or use of the B@W Toolkit related documentation or Seminar Materials with products not contemplated herein if such claim would have been avoided but for such combination, operation or use.

          12.5. THIS SECTION 12 STATES THE ENTIRE LIABILITY OF B@W WITH RESPECT TO ANY CLAIM OF INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS BY THE B@W TOOLKIT, RELATED DOCUMENTATION AND SEMINAR MATERIALS. THE OBLIGATION SET FORTH IN THIS SECTION SHALL NOT BE LIMITED IN ANY WAY BY ANY OTHER PROVISIONS OF THIS AGREEMENT, INCLUDING THE LIMITATION OF LIABILITY PROVISION BELOW.

    13.   LIMITATION ON LIABILITY

          13.1 EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, IN NO EVENT SHALL EITHER B@W OR HP BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF PROFITS) ARISING OUT OF ANY PERFORMANCE OF THIS AGREEMENT, OR IN FURTHERANCE OF THE PROVISIONS AND OBJECTIVES OF THIS AGREEMENT, WHETHER SUCH DAMAGES ARE BASED ON TORT, CONTRACT, OR ANY OTHER LEGAL THEORY AND WHETHER ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

    14.   CONFIDENTIAL INFORMATION

          14.1. During the term of this Agreement, either party may receive or have access to technical information, as well as information about product plans and strategies, promotions, customers and related non-technical business information which the disclosing party considers to be confidential ("Confidential Information"). All Confidential Information shall either (i) be marked as confidential at the time of disclosure, or (ii) if unmarked when disclosed but treated as confidential (e.g. disclosed orally), be described in a written memorandum sent to the recipient's Program Manager within thirty days after disclosure. Confidential Information does not include information that:

               14.1.1. Was in the recipient's possession before receipt from the discloser;

               14.1.2. Is or becomes a matter of public knowledge through no fault of the recipient;

               14.1.3. Is rightfully received by the recipient from a third party without a duty of confidentiality;

               14.1.4. Is disclosed by the discloser to a third party without a duty of confidentiality on the third party;

               14.1.5. Is independently developed by the recipient; or

               14.1.6. Is disclosed under operation of law.

          14.2. A recipient of Confidential Information shall protect such Information by using the same degree of care, but no less than a reasonable degree of care, as the recipient uses to protect its own information of a similar nature. A recipient shall restrict access to Confidential Information to its employees and subcontractors having a need to know.

          14.3. A recipient's obligations of confidentiality shall continue for three years from the date of disclosure.

          1 4.4.  A recipient of Confidential Information agrees that:

               14.4.1. The discloser may be irreparably injured by a disclosure of Confidential Information in violation of this Agreement; and

  14.4.2. In addition to any other remedies available at law or in equity, the discloser may seek an injunction to prevent or stop any unauthorized disclosure.

          14.5. The B@W Toolkit in object code form, related Documentation and Seminar Materials provided to HP hereunder are deemed non-confidential, and HP is not under any obligation to B@W provided HP complies with the terms of this Agreement, to restrict access to or use of such B@W Toolkit in object code form, related Documentation and Seminar Materials.

    15.   PRICING & TERMS OF PAYMENT


          15.1. Unless otherwise agreed in writing, each party shall be solely responsible for its own costs and expenses in fulfilling the obligations defined in this Agreement.

          15.2. Payment for the B@W Toolkit, B@W Certification Program and the Component Revolution shall be net 35 days after receipt by HP of an appropriate invoice from B@W.

          15.3. Prices for the B@W Certification Program, the B@W Toolkit, and the Component Revolution are outlined in Exhibit E.
                                                   ---------

          15.4. Both parties shall maintain appropriate records, for a period of three years, in sufficient detail to allow for verification of compliance with the provisions of this Agreement. Either party may, not more than once per year, upon 15 days written notice of the other party, engage at such party's expense, an independent auditor who will be given reasonable access during business hours to such records for verifying compliance. Such independent auditor will be subject to approval of the other party, which approval will not be unreasonably withheld.

          15.5. B@W shall be solely responsible for all taxes on all payments made to B@W by HP under this Agreement, including all state and local use, sales, property (ad valorem) and similar taxes.

    16.   TERM OF AGREEMENT

          16.1. Unless otherwise terminated earlier under this Section, this Agreement shall commence as of the Effective Date and shall continue for a period of two (2) years after such date. This Agreement will renew automatically for additional one (1) year periods unless written notice is given by one party to the other as to its intention not to renew this Agreement at least thirty (30) days prior to the end of the initial or any subsequent term.

          16.2. Either party may terminate this Agreement if the other party breaches this Agreement and if such breach is not cured within thirty days after notice from the non-breaching party advising of such breach. For purposes of this Section 12.2, to the extent permitted by applicable law, a breach of this Agreement shall include without limitation either party:

                 16.2.1. Being the subject of a petition in bankruptcy, whether voluntary or involuntary;

                 16.2.2. Having a receiver or an assignee for the benefit of creditors being appointed, with or without such party's consent, becoming insolvent, or ceasing to do business in the normal course.


          16.3. Notwithstanding any termination of this Agreement, HP'S and Hp's customers' license to use the B@W Toolkit and related Documentation and all B@W Toolkit runtime licenses for which HP or its customer has made payment on prior to termination shall survive. Notwithstanding any termination of this Agreement, B@W and HP agree to complete any Solutions Blueprint that was initiated prior to termination. The payment structure described in Section 7.2 for sales of Components shall survive termination of this Agreement.

          16.4. Notwithstanding any termination of this Agreement, the provisions of this Agreement regarding support, prices, warranty, indemnification, limitation of liability, confidentiality, effect of termination and the miscellaneous provisions shall survive.

    17.   NON-EXCLUSIVE AGREEMENT

          17.1. Except as provided in Sections 2.5 and 6.1.1 above, nothing in this Agreement shall be construed to preclude either party from independently developing, acquiring or marketing products and services that may perform similar or identical functions as those products and services provided by the other party including, but not limited to the Solution Blueprint and the Component Revolution.

    18.   MISCELLANEOUS PROVISIONS

          18.1. Unless otherwise stated, all notices required under this Agreement shall be in writing and shall be considered given upon personal delivery of the written notice or within forty eight (48) hours after deposit in the U.S. Mail, certified or registered, and appropriately addressed to the respective Program Manager listed in
          Exhibit I.

          18.2. Each party agrees not to publicize or disclose the terms of this Agreement to any third party without the consent of the other, except as required by law and except for disclosure in confidence to each party's legal and financial advisors. In particular, no press releases shall be made without the mutual consent of the parties.

          18.3. The relationship of HP and B@W under this Agreement is that of independent contractors, and neither party shall be considered an employee, agent, partner or joint venture of the other.

          18.4. Nonperformance of either party will be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts or order or restrictions or other similar reason where failure to perform is beyond the control and not caused by the negligence of the non-performing party, provided that the non-performing party gives prompt notice of such conditions to the other party and makes all reasonable efforts to perform.

          18.5. Each party shall, in performing this Agreement, comply with all applicable laws and regulations, including export laws and regulations.

          18.6. The captions of Sections of this Agreement are for reference only and are not to be construed in any way as terms.

          18.7. Neither party may assign or transfer any of the rights or responsibilities set forth herein without the express written consent of the other patty and any purported attempt to do so shall be deemed void.

          18.8. Neither party's failure to exercise any of its rights hereunder shall constitute or be deemed a waiver or forfeiture of any such rights.

          18.9. Each Exhibit referred to in this Agreement is incorporated in full in this Agreement wherever reference to it is made.

          18.10. This document represents the entire agreement between the parties as to the matters set forth and integrates all prior discussions or understandings between them. This Agreement may only be modified by a writing signed by authorized representatives of the parties.

          18.11. This Agreement is made under and shall be construed in accordance with the laws of the State of Massachusetts, notwithstanding any choice of law provisions.

          18.12. This Agreement shall be fairly interpreted in accordance with its terms without any strict construction in favor of or against either party and that ambiguities shall not be interpreted against the drafting party. Any ambiguities in this Agreement shall be interpreted in accordance with the objective stated in the recitals.

   19.  EXHIBITS

        The following Exhibits are attached to and made part of this Agreement. In the event of conflict between this Agreement and the attached Exhibits, this Agreement will prevail.

        Exhibit A B@W   Toolkit Description and Current List Prices
        Exhibit B       Solution Blueprint Datasheet
        Exhibit C       Solution Blueprint - Portable Hardware Requirements
        Exhibit D-1     Solution Blueprint - Process & Rules of Engagement
        Exhibit D-2     Solution Blueprint - Template Proposal & Schedule
        Exhibit D-3     Solution Blueprint - Work Breakdown Structure
        Exhibit E       Pricing
        Exhibit F       B@W Toolkit Support
        Exhibit G       B@W Certification Program for HP Technical Consultants
        Exhibit H       Proposed agenda of "The Component Revolution"
        Exhibit I       Program Managers



THE PARTIES HEREBY INDICATE THEIR ACCEPTANCE OF THIS
AGREEMENT AS OF THE EFFECTIVE DATE BY THEIR SIGNATURES
BELOW:

BUSINESS@WEB, INCORPORATED

By: /s/ James Nondorf
    ---------------------------

Printed Name: James Nondorf
              ----------------------

Title: President
       ----------------------------

HEWLETT-PACKARD COMPANY

By: /s/ Glenn Osaka
    ------------------------------

Printed Name: Glenn Osaka
              --------------------------

Title: Worldwide General Manager
       ------------------------------

Exhibit A

The OpenScape product line from Business@Web

The OpenScape product line from Business@Web is the first component-based development environment that spans the enterprise, the corporate intranet and the internet. Using OpenScape is the quickest way to create secure, interactive Web pages. The OpenScape approach allows developers to create shareable, reusable software components (both visual and logical) for maximum flexibility.

These components can then be assembled in a "plug-and-play" fashion to create:
- -  GUI-based client/server applications;
- -  dynamic workflow applications that integrate familiar desktop products;
- -  graphical Web application for the corporate intranet;
- -  secure, interactive Web applications for the global internet.

OpenScape contains the following core features:
- - Visual Component Builder - a Visual Basic-like environment for painting and scripting reusable visual components: no complex HTML or Java coding is required;
- - Component Workbench - a graphical environment for the storage, categorization and browsing of components; and absolutely necessary feature for effective reuse of software components; the Component Workbench also provides for the integration of "best-of-breed" third-party tools;
- - Component Engine - the dynamic runtime mechanism which allows OpenScape components to execute in a variety of computing environments simultaneously; the Component Engine handles all of the communication and interface translation between disparate standards, such a OLE and DCE.

The capabilities of OpenScape can be greatly enhanced with the use of OpenExtensions. OpenExtensions allow OpenScape components to be accessed from multiple environments, such as off-the-shelf OLE applications. OpenExtensions also allow OpenScape components to access and integrate popular third-party environments, such as OSF DCE, CORBA, and SAP R/3. A number of OpenExtensions are currently available or under development:
- - OpenExtension for OLE Containers - This OpenExtension allows OLE-enabled desktop applications (such as Visual Basic, Word, and Excel) to contain visual components built with OpenScape; this OpenExtension also allows these same OLE applications to make external calls to logical OpenScape components: the OpenExtension for OLE Containers provides the most flexible way to create dynamic workflow applications and "living documents;"
- - OpenExtension for ODBC - This OpenExtension allows developers to make calls to ODBC drivers from their OpenScape components; this allows the integration of data from any ODBC-enabled data source;
- - OpenExtension for Middleware - This OpenExtension allows developers to create logical OpenScape components that interface with existing client/server applications built with various middleware products (such as Open
   Environments Entera, OSF's DCE, and OMG's CORBA);

  this allows back-end enterprise data and functionality to be incorporated into Web pages and OLE desktop applications (such as Excel spreadsheets); a utility is included which automatically generates the necessary abstract component descriptions from an IDL file; Entera/TCP access is available today;
  Entera/DCE access will be available 4/96; native DCE access and CORBA access will be available 6/96.
- - OpenExtension for SAP (available 4/96) - This OpenExtension allows developers to automatically generate component descriptions that interface with SAP R/3 ABAP code, by way of SAP-native remote function calls (RFCs); with this OpenExtension developers can quickly create customized applications and Web pages which access SAP transactions that are specific to a given user community-- without providing the entire SAP client to those users:
- - OpenExtension for Virtual Databases (available 4/96) - This OpenExtension allows developers to configure a virtual view into multiple data sources simultaneously: application developers will not need specific knowledge of a databases table or file structure when writing business rules or presentation rules; this OpenExtension provides automated access to over 30 relational and legacy data sources (such as Oracle, Sybase, Access, Btrieve, DB2, Non-stop SQL, RMS, VSAM, IDMS, etc.)
- - OpenExtension for Functionality Components (available 6/96) - This OpenExtension will allow developers to create distributable business rules in VBA. No third-generation language coding will be necessary for writing business rules.

OpenScape Special Development Configurations

For the convenience of the customer, OpenScape products may be purchased in a number of pre-defined Special Development Configurations (SDC), as well as a la carte. These SDCs can offer significant cost savings to Business@Web's customers. Various SDCs are offered that target developers in desktop, workgroup, and enterprise environments. The following page contains a table which details the products, features and functionality included in each configuration.

OpenScape Desktop configurations: The quickest way to build interactive Web pages

OpenScape Desktop configurations are targeted at individuals who want to build graphical Web pages using a familiar Visual Basic-style tool (instead of using complex HTML or Java). There are three desktop configurations available. A free version (OpenScape Free Version) is available for download from Business@Web's Web site (www.busweb.com). This evaluation version allows the creation of stand-
- -alone visual components that operate in popular Web browsers, such as Netscape and Mosaic. For more advanced Web developers, the standard OpenScape product adds the ability to contain OCXs and call external DLL's. The OpenScape Pro configuration, which includes the OpenExtension for OLE Containers, is available for the serious desktop developer who wants to create OCXs and OLE controls for use in desktop OLE applications (such as Visual Basic and Microsoft Excel). The OpenScape Pro configuration also includes the OpenExtension for ODBC, which allows OpenScape components to call local ODBC drivers in order to integrate data from Microsoft Access (or other ODBC-enabled databases).

OpenScape Workgroup configuration: Integrating corporate data with secure three-tiered internet applications
The OpenScape Workgroup configuration is targeted at small development teams building departmental applications. The products included in this configuration provide all the capabilities of the OpenScape Pro configuration. In addition, this configuration allows development teams to define and build logical business rule and data access components in a three-tiered fashion that can be distributed across a network. OpenScape Workgroup will also include the OpenExtension for Virtual Databases and OpenExtension for Functionality Components, when available. OpenScape Workgroup provides a straightforward method of building secure applications that expose departmental data to a corporate intranet or the global internet.

OpenScape Enterprise configuration: The complete set of products for integrating enterprise data and legacy systems into a distributed component architecture

The OpenScape Enterprise configuration is targeted at larger development teams who need to build secure, boast applications that execute on both the corporate WAN and the global internet. The products included in this configuration provide all the capabilities of the OpenScape Workgroup configuration. OpenScape Enterprise also integrates enterprise-wide data from relational sources and legacy systems. The OpenExtension for Middleware is included in this configuration, providing access to Entera servers, native DCE servers (when available), and CORBA objects (when available). Other optional OpenExtensions allow development teams to integrate environments such as SAP R/3. The Enterprise configuration will also include a multi-developer repository (The OpenRepository) in June 1996.

Configuration Feature/Function breakdown
                                                                  OpenScape     OpenScape   OpenScape   OpenScape   OpenScape
                                                                  Free version                 Pro      Workgroup   Enterprise
Visual Component Builder                                              x             x           x           x           x

Component Workbench                                                   x             x           x           x           x

Component Engine                                                      x             x           x           x           x

VBA comparible scripting language                                     x             x           x           x           x

Place components (as NetScape plug-ins) into                          x             x           x           x           x
HTML documents to create interactive Web pages

Execute components as stand-alone applications                        x             x           x           x           x

Selectively isolate visual components from other                      x             x           x           x           x
desktop applications (for internet security)

On-line documentation with context-sensitive help                     x             x           x           x           x

Access NetScape API from VBA scripting language                       x             x           x           x           x

16-bit and 32-bit support                                             x             x           x           x           x

Contain OCXs and OLE objects in visual                                              x           x           x           x
components

Make calls to OLE Automation servers                                                x           x           x           x

Make calls to external DLLs                                                         x           x           x           x

Make DDE calls                                                                      x           x           x           x

OpenExtension for ODBC which                                                                    x           x           x
- -  allows calls to local ODBC drivers
- -  provides access to local ODBC result tables

OpenExtension for OLE Containers, which                                                         x           x           x
- -  exposes visual components as OCXs or OLE
   objects
- -  provides "form-in-form" capability
   allows the creation of non-visual OCXs

OpenExtension for Middleware which                                                                          x           x
automatically integrates
- -  Entera services
- -  native DCE servers**
- -  CORBA objects

Server development software for NT which allows                                                             x           x
developer to:
- -  build and execute business rule components
   on Windows NT
 - access relational data on Windows NT
 - distribute and execute components across
   multiple machines

Distributed Component Engine, allowing SSL                                                                  x           x
communications for secure Internet applications

OpenExtensions for Virtual Databases, allowing                                                              x           x
developers to create virtual views of multiple
disparate databases*

OpenExtension for Funtionality Components                                                                   x           x
allowing business rules to be written in VBA script

UNIX server development software, allowing                                                                              x
developers to:
- - Build and execute business rule components
  on UNIX
- - Access relational data on UNIX
- - Access legacy data

Multi-developer component repository**                                                                                 x

Automated component management tool                                                                                    x

- ------------
*available April 1996   **available June 1996

Version 1.x Special Development Configurations (per concurrent developer)

Desktop Configuration I - OpenScape Free Version          FREE
Desktop Configuration II - OpenScape                $   145.00
Desktop Configuration III - OpenScape Pro*          $   395.00
OpenScape Workgroup*                                $ 3,495.00
OpenScape Enterprise*                               $18,000.00

*Documentation manuals included



Version 1.4x OpenScape Development Product Pricing (per concurrent developer)

MFV014x       OpenScape Free Version                      FREE
MOS014x       OpenScape                             $   145.00
MOL014x       OpenExtension for OLE Containers      $   199.00

MOD014x       OpenExtension for ODBC                 $    99.00
MEN014x       OpenExtension for Middleware           $ 2,800.00
MDM014x       OpenScape documentation manuals        $    30.00

Version 1.5x OpenScape Development Product Pricing (per concurrent developer) Available 4196
MFV015x       OpenScape Free Version                      FREE
MOS015x       OpenScape                             $   145.00
MOL015x       OpenExtension for OLE Containers      $   199.00
MOD015x       OpenExtension for ODBC                $    99.00
MEN015x       OpenExtension for Middleware          $ 2,800.00
MSP015x       OpenExtension for SAP                 $15,000.00
MDB015x       OpenExtension for Virtual Databases   $ 2,500.00
MDM015x       OpenScape documentation manuals       $    50.00

Version 2.0x OpenScape Development Product/Configuration Pricing (per current developer)
Available 6/96
                                           OpenScape    OpenScape    OpenScape
                                              Pro       Workgroup    Enterprise
MOS020x  OpenScape                         $   145.00   $   145.00   $    145.00
MOL020x  OpenExtension for OLE Containers  $   199.00   $   199.00   $    199.00
MOD020x  OpenExtension for ODBC            $    99.00   $    99.00   $     99.00
MDB020x  OpenExtension for Virtual Databases            $ 2,500.00   $  2,500.00
MFC020x  OpenExtension for Functionality Components     $ 1,500.00   $  1,500.00
MEN020x  OpenExtension for Middleware                                $  6,000.00
MRP020x  OpenRepository                                              $    450.00
MDM020x  OpenScape documentation manuals   $    50.00   $    50.00   $     50.00

  TOTAL LIST PRICE                         $   493.00   $ 4,493.00   $ 10,943.00
  Configuration Discount                     ($98.00)    ($998.00)   ($1,943.00)
  SPECIAL CONFIGURATION PRICE              $   395.00   $ 3,495.00   $  9,000.00

Note that all above products can be purchased either a la carte or as part of a special development configuration

Version 2.0 products not included in any special development configuration (per concurrent developer)

MFV020x  OpenScape Free Version            FREE         FREE         FREE
MSP020x  OpenExtension for SAP             $15,000.00   $15,000.00   $ 15,000.00

                                                                       EXHIBIT B

Solution Blueprint

At A Glance                                          Fast Track to Open Systems


What's the next step?

Now that you and your organization have decided to move ahead in the implementation of open systems, how do you proceed? Defining and focusing on the next step will impact the future client/server and object architecture that you implement. That is why Hewlett-Packard (HP) and Object Power (OP) have created the Solution Blueprint. Consultants from HP and OP will immediately begin working with your team to identify and analyze an existing or new application to construct in a three-tiered, client-server environment.

Project Plan
Implementing complex applications at the enterprise, business unit, or individual business process level can be a risky and costly undertaking. The Solution Blueprint is designed to examine these projects with the objectives of minimizing cost and risk, and maximizing application functionality. The project plan will deliver to you a complete, documented development, implementation and production recommendations for your selected application. The Blueprint findings are formally delivered with an executive presentation and a live demonstration of the prototype application.

The Process
The process begins with identifying an executive sponsor, a Development Project Team and a User Group Team from your organization. Through a review of specific business processes, the team will document the business case, user requirements, current infrastructure and preliminary ROI findings. Users drive the process to define the system interface. The Development Project Team works on defining the hardware, software and networking infrastructure to support this application.

Project Deliverables
Key project deliverables include:
- - Review of Business Goals
- - User & Functionality Requirements
- - Review of current infrastructure
- - Review of target infrastructure
- - Defined Business Case
- - Infrastructure Macro Design
- - Staff Training Requirements
- - Project Development & Implementation Plan
- - Executive Presentation
- - Blueprint Findings Document

Key Benefits
Defining Clear Path to Open Systems
The Blueprint process will examine your options, weigh the tradeoffs and assess the risks for implementing the application into a three-tiered architecture.

Defined Business Case
Establishes a firm business case for the project within a fixed budget and time frame.

Combined Expertise
The Solutions Blueprint delivers both HP and OP expertise in a unique consulting service. HP and OP have combined their expertise to provide the technologies and methodologies to insure your successful transition to open systems.

For further information contact your Hewlett-Packard or Object Power sales representative.

                                   EXHIBIT C

Solution Blueprint - Portable Hardware Requirements

Laptop

Windows 3.1              540 Megabytes disk
Visual Basic             3.0  Color 486/66+
Entera 2.11              ER WIN
TCP/IP(TBD)              Help Magician
X-Window (TBD)           MS Project
SLIP/PPP                 Fax software
DOS 6.2                  MS Office
Modem                    OP Version 1.0
16 Meg memory

UNIX Box

Oracle Database          Entera 2.11
HP-UX 9.05               SQL*Net/I-Net
Open Client/Open Server  DRDA/DDCS
SNA Plus                 Ingres Net
DCE Suite of Tools       Openview/Operations Center
ANSI C Compiler          ANSI C++ Compiler
OP Version 1.0           HUB - Ethernet - 8 Ports
10 Base T                Coax Capabilities
2 Gigs



                                  EXHIBIT D-1

SOLUTION BLUEPRINT - PROCESS & RULES OF ENGAGEMENT

Customer Attends CTGroup Executive Seminar

Customer expresses desire for follow-up on Solution

Program Mgrs. (B@W & HP) generate leads list

Production Plan Funnel and posted by PM's

HP PM identifies HP SR and TC, B@W SR, and adds to Production Funnel

HP PM notifies HP SR of customer contact, potential

B@W SR coordinates with HP TC and SR to develop sales

HP PM circulates Production Funnel to all listed
[C]
HP PM monitors progress, updates central Production

B@W SR, HP TC/SR generate Solution Blueprint

Blueprint Proposal is to HP/B@W team for

Proposal returned to B@W with Attachment A for HP work

B@W/HP SR submits proposal to customer.

Customer submits P.O. to B@W. B@W contracts with HP

HP and B@W schedule engagement, PM updates Production Plan Funnel

Blueprint done, HP TC takes ownership for next steps proposal with SR program

Legend:

PM = Program Manager
SR = Sales Representative
TC = Technical Consultant



                                  EXHIBIT D-2


               Solution Blueprint - Template Proposal & Schedule


SOLUTION BLUEPRINT PROPOSAL FOR ACME BOTTLING CORPORATION


1.  INTRODUCTION

Object Power, Inc. (OPI) and Hewlett-Packard (HP) are pleased to present ACME Bottling Corporation (ABC) with our proposal for a Solution Blueprint of their Customer Information System (CIS). By combining leading-edge development tools, open systems hardware, analysis and development methodologies, and project services from our two companies, we can provide the direction and experience necessary to define a new paradigm in application development for ABC. By partnering with OPI and HP, ABC will have a unique opportunity to explore the latest technologies and development methodologies available in open Systems computing.

ABC's recent participation in the HP Key Executive Program at Cambridge Technology Group generated interest in an open, standards-based application architecture for the development of a new component-based application. Professor John Donovan's lectures and conversations with ABC contributed to increased interest and subsequent discussions to explore a strategic project at ABC.

As a result, OPI and HP have partnered to provide this Solution Blueprint Proposal to ABC. The proposed Blueprint will assess ABC's strategic application, CIS, and develop a plan for architecting it into a flexible, three-tiered, object-oriented, standards-based application that leverages their existing investments in legacy applications.

The long-term goal for this project is the deployment of a new, flexible CIS system that leverages ABC's existing system infrastructure and which allows ABC to re-engineer and/or expand the application functionality to meet your ever-changing business needs. The Solution Blueprint is a five-week engagement that provides ABC with a project implementation plan and the design specifications for CIS, including training, hardware, software, and network requirements.



2.  SOLUTION BLUEPRINT APPROACH

OPI and HP will conduct the Solution Blueprint in three stages over the five-week period. The first stage will analyze and asses ABC's current infrastructure, user and functionality requirements, and the business case for the re-engineering CIS. The second stage will focus on defining ABC's target architecture and defining the user interfaces. The third stage will focus on training your project team and building a pilot of the CIS application.

Stage One
 . Assess and understand the business issues and critical success factors of ABC as they relate to CIS.
 . Assess and understand ABC's current infrastructure issues pertinent to CIS.
 . Analyze and understand the existing application architecture of CIS.
 . Conduct and document User Interviews. CIS users will be able to provide us with the detail and insight necessary to properly re-engineer the CIS application.

Stage Two
 . Assess and understand the existing environment and architecture as they relate to CIS.
 . Develop a Macro Design of the target architecture including data sources, data access methods, security issues, version control, distribution requirements, software, networking, and hardware infrastructure.
 . Analyze and design a framework for user interfaces. ABC personnel will be required to make key decisions on the implementation of the new user interface. Issues such as GUI versus character-based, menus, buttons, and template design will be resolved.

Stage Three
 . Build a working pilot of the CIS application which will be the basis for your new application.

 . Train the ABC project team to develop and manager enterprise-wide, three-tiered, client-server, and object-oriented applications.
 . Present project findings including a project implementation plan, recommendations, and a demonstration of the CIS pilot application.



3.  SOLUTION BLUEPRINT DELIVERABLES

The Solution Blueprint Report is the primary project deliverable. It includes a review of the existing infrastructure, as well as an infrastructure design to support the new application. It details what ABC will need in order to re-engineer the CIS application, from training to hardware to software to networking.

The Report also provides a more broad, enterprise-wide analysis of ABC's awareness and readiness to move to open systems. Based on data from companies in the same industry, ABC will see how they stack up against the competition. This data will also be used to form a set of recommendations for driving the changes necessary to put ABC at the top of the open systems curve.

Finally, the Blueprint deliverables are presented to all involved parties at ABC. First, based on your user and functionality requirements, OPI and HP will demonstrate the CIS prototype. This prototype is designed to be the starting point of a complete CIS application. For ABC's technical team, there will be an in-depth explanation of the prototype, development methodologies, and development tools. Finally, based on the project plan for development and deployment of CIS, OPI and HP recommended next steps for ABC. This project plan will include well-defined pricing estimates, so the real implementation costs of the project can be identified for rolling-out the completed CIS application.

Solution BluePrint Deliverables:
- -------------------------------

1.  Solution Blueprint Report

2. Application Analysis and Business Case Statement: Problem definition, Critical Success Factors, Strategy, and Mission Statement as they relate to the CIS.

3. Prototype of CIS: Demonstrating the benefits of a three-tiered, component architecture.

4. Implementation Plan: The implementation plan will cover all the steps necessary to implement a successful new CIS from macro design to training. It will include:

 . User Interface (Look and Feel) Requirements
 . Macro Design of Target Architecture (Hardware, Software, & Networking) . Development and Production Requirements
 . Project Implementation Plan with Suggested Intermediate Checkpoints
 . Training Plan for Basic Skills, Technical Tools Training,

5. Implementation Cost Estimates: Well-defined estimates for development and deployment of the CIS application, including a project timeline, costs, and resources necessary.

6. Formal Presentation: Solution Blueprint findings presented to ABC project team.



4.  RESOURCE REQUIREMENTS

OPI and HP would like access to the following ABC resources for the duration of the Solution Blueprint. These resources should be made available on an as needed basis. OPI will try to provide reasonable advance notice and be flexible on time constraints as many of these resources may be occupied with their normal responsibilities.

ABC Resources for Solution Blueprint

 . Executive Sponsor: The Executive Sponsor should be available to oversee the project and attend all checkpoints and status meetings. He/She should also assist in providing an understanding of quantitative and qualitative factors influencing the decision to facilitate the development of the application. The Executive Sponsor must be able to ensure the availability of necessary resources required to ensure the success of the project.

 . Project Manager: The Project Manager will be responsible for coordinating ABC's resources with OPI and HP. He/She will be the focal point of all issues, resources, data, and other requirements. The Project Manager should also provide day-to-day management of ABC's project team.

 . User Representatives: The User Representatives should have an in-depth understanding of the functionality and user interface of the existing system and should have the ability and authority to make key decisions regarding the functionality and interface of the new application.

 . Technical Architect: The Technical Architect should have a complete understanding of ABC's existing systems infrastructure. He/She should be empowered to make recommendations and decisions for the new CIS application.

 . Database Specialist: The Database Specialist should have a thorough understanding of the existing database design and an understanding of potential changes required to implement the application. He/She should also be able to provide a brief history of the database design and explanations of the key design decisions made to date.

 . Technical Support Specialist: The Technical Support Specialist should be familiar with all of ABC's hardware, software and networking products and should be responsible for working with OPI and HP to configure an appropriate environment for development and production of the new CIS application.


Facilities Resources required for the Solution Blueprint are as follows:

 . Customer Commitment
 . Workspace or Conference Room
 . Networked Laser Printer
 . Fax Machine
 . Systems Access
 . Network Access
 . Outside Phone Lines
 . LCD Panel or Projection Capabilities

OPI and HP Resources:

Two full-time consultants will be assigned to the ABC project from HP and OPI In addition, we will have several resources working at our home offices to support the project. The project team will include the following:

 . Project Manager: The Project Manager will facilitate communication between ABC, OPI and HP. Also, this consultant would be responsible for helping define the resources needed and confirm their availability.

 . Technical Development Specialist(s): The Technical Development Specialist(s) are experienced three-tiered, client-server and object developers specializing in defining and developing specifications for software. They will serve as a resource for the investigation team in areas such as database interaction, code design, and DCE functionality.

 . Training Specialist(s): The Training Specialist(s) will focus on training ABC's project team in three-tiered, enterprise-wide, client-server, and component application development. The main goal is to educate, prepare, and empower your team for the implementation of CIS in your environment. Additionally, we will begin preparing them to develop and implement future mission critical applications for ABC.

5. PRICING/ TERMS AND CONDITIONS

    The cost for the five-week Solution Blueprint for ACME Bottling Corporation as defined in this Proposal is $132,000.00 USD, plus expenses.
   ITEM                                                        PRICE
   Solution Blueprint for ACME
   Bottling Corporation                                        $132,000.00 USD
   __________________________________________________________  Plus Expenses

   TOTAL                                                       $132,000.00 USD
   _________________________________________________________   Plus Expenses


 The terms for payment include 50% to be invoiced prior to Week 1 of the Solution Blueprint and 50% upon completion of Week 5. This proposal will remain in effect for thirty (30) days. A mutually agreed upon proposal will be valid only upon receipt of a Formal Purchase Order from ACME Bottling Corporation.

                       Business@Web, Inc.
                       219 Vassar Street
                       Cambridge, MA 02139
                       Tel: (617) 876-0038
                       Fax: (617) 499-1777

Sample Solution Blueprint Project Schedule

Week 1
Monday
User Interviews
Kick-Off Meeting
Executive Interviews
Manager Interviews
Tuesday
  User Interviews
Meeting w/ Project Leader
Focus Group Sessions
I.S. Manager Interview
Wednesday
  Current Infrastructure
Database Adm. Interview
Operations Mgr. Interview
Networking Mgr. Interview
Appl. Devl. Mgr. Interview
Thursday
  Draft Documentation
On-site Analysis of Interviews, Meetings, and Group Discussions. Document Findings for Business case, User Requirements, and Functionality Requirements of Selected Application.
Friday
  Draft Documentation
On-site Analysis of Current Infrastructure. Document Findings.
Checkpoint Meeting with Executive Sponsor.
Submit Draft to Executive.
Highlights of Week's Activities. Updates.

Week 2
Monday
GUI Prototype
Identify User requirement
Workflows / Processes
Prioritizations

Macro Design
Identify Data Sources
Identify Access Methods
Define Appl. Modules
Tuesday
  GUI Prototype
Morning JAD Sessions
Develop GUI Screens

Macro Design
Address All Other Technical Issues: Security, Distribution, Version Control. Wednesday
GUI Prototype
Morning JAD Sessions
Finish GUI Screens
Cross-Reference Findings
Macro Design
Macro Design Diagram
Hardware & Physical Infrastructure Diagram
Cross-Reference Diagram
Thursday
  Recommendations
On-site Analysis of Target Environment Including Hardware, Software, Networking. Identify Training Requirements for Customer Staff.
Friday
  Recommendations
Develop Phased Approach and Project Template for Development of Appl.

Checkpoint Meeting with Project Team.
Review GUI's, Project Plan, and All Other Recommendations.

Week 3
Monday
Estimates
Develop Cost Summaries and Estimates for Hardware, Networking, Software, Consulting, Training, and Support of Application.
Tuesday
  Estimates
Estimate Resources for Project Including Number of People, Duration, and Associated Costs.
Project Review with Entire Project Team.
Wednesday
  Document Preparation
Revise Preliminary Data Reports. Develop and Draft Findings Document.
Thursday
  Document Preparation
Complete Findings Document. Review with Internal Management.
Friday
  Document Preparation
Submit Draft of Completed Findings Document to Executive Sponsor.

Week 4
Monday
Training Set-Up for Phase II of Project
Classroom Environment

Workshop Environment
Prototype Set-Up for Phase II of Project
Workspace Infrastructure
Test Environment
Verify Connectivity to Existing Systems
Tuesday
  Training Set-Up for Phase II of Project
Classroom Environment
Workshop Environment
Prototype Set-Up for Phase II of Project
Workspace Infrastructure
Test Environment
Verify Connectivity to Existing Systems
Wednesday
  Presentation of Findings Document to Entire Project team
If a Customer Only Purchased Phase I of Solutions Blueprint, We Would Present the Findings Document at This Time.

Week 5
Monday
On-Site Project Team Training Program
Project Team Must Not Exceed 3 to 4 People.
On-Site Prototyping of Selected Application.
Tuesday
  On-Site Project Team Training Program
Lectures, Workshops, & Group Discussions.
On-Site Prototyping of Selected Application
Wednesday
  On-Site Project Team Training Program
Lectures, Workshops & Group Discussions
On-Site Prototyping of Selected Applications
Thursday
  On-Site Project Team Training Program
Customize One Screen of Selected Application.
Friday
On-Site Prototyping of Selected Application
  Final Preparation of Prototype with All HP/OPI Team Members.

Final Presentation
Test Prototype
Other Preparations

Week 6
Monday
"Under the Hood"

Team Demonstration
Project Team Review
User Presentation Training
Tuesday
  Presentation to Sponsoring Executive and Entire Project Team

Next Steps Presentation Including Project Plan for Development, Deployment, and Enterprise Approach.



                                  EXHIBIT D-3

Solution Blueprint - Work Breakdown Structure

                                                                             Resources
                                                                        #      (Hrs)     total
                                                                        -      ----      -----
0 Proposal Process
0.1 Customize proposal for customer                                                        0
0.2 Deliver proposal with sample findings document and go/nogo date                        0
0.3 Identify resources for delivery, hold for go/nogo date                                 0
0.4 Receive order with contract                                                            0
0.5 Lock in resources                                                                      0
1 Preparation Week                                                                         0
1.1 Assign Project Leader                                                                  0
1.2 Contact local team for participation                                  1      1         1
1.3 Team Preparation                                                                       0
1.31 Team conference call                                                 2      2         4
1.311 Assign Roles and Responsibilities                                                    0
1.32 Schedule Customer meeting for week                                   1      1         1
1.33 Verify customer compliance with requirements                         1      4         4
1.34 Setup/Verify necessary H/W, S/W and materials                        2      4         8
1.35 Arrange delivery of all products to customer site                    2      1         2
1.4 Mail questionnaire to interviewees                                    1      1         1
2 Project Kickoff                                                                          0
2.1 HP/OP team meets sponsoring exec at customer site                     2      1         2
2.11 Discuss objectives for project / review expectations                                  0
2.12 Identify and confirm customer team and focus group                                    0
2.2 Exec sponsor facilitates kickoff presentation                         2      2         4
2.21 Present Strategic Vision                                                              0
2.22 General Introductions                                                                 0
2.23 Project manager explains project goals, methodology, schedule                         0
2.24 User Group, meetings/schedules confirmed                                              0
3 Conduct Executive Interviews                                                             0
3.1 Sponsor exec                                                          2       2        4

3.2 Sponsor exec manager                          2    2    4
3.3 Sponsor exec direct reports                   2    4    8
4 Define Current  Infrastructure                            0
4.1 Conduct technical interviews                            0
4.11 Database Administrator                       2    4    8
4.12 Operations Mgr                               2    2    4
4.13 Networking Mgr                               2    2    4
4.14 Applications Development Mgr                 2    2    4
4.2 Draft Documentation/Report                    2    8   16
4.21 Business Case for selected app                         0
4.22 CSFs, Obstacles                                        0
4.23 Estimated ROI                                          0
4.24 Current Infrastructure review                          0
4.25 User Requirements for selected app                     0
4.26 Functionality matrix for selected app                  0
4.27 Detail current situation                               0
4.271 Data structures and access                            0
4.272 Development methods and standards                     0
4.273 Current solution (if any)                             0
5 Checkpoint 1                                              0
5.1 Present preliminary findings to sponsor      2     1    2
5.2 Discuss directions, changes for next phase   2     1    2

PHASE 2                                                     0
                                                            0
6 Develop GUI prototype and macro design                    0
6.1 Day One                                      2     8   16
6.11 User Focus Group JAD session                           0
6.12 Workflow, process definition for app                   0
6.13 Prioritization                                         0
6.14 Identify data sources                                  0
6.15 Identify access methods                                0
6.16 Define app modules                                     0
6.2 Day Two                                       2     8  16
6.21 User Focus Group JAD session                           0
6.22 Develop first pass user screens                        0
6.23 Identify all technical issues (security,
 distribution, version control)                             0
6.24 Cross reference user needs and Macro design            0
6.3 Day Three                                     2     8  16
6.31 User Focus Group JAD session                           0
6.32 Verify Priorities, validate application fits
 GUI design                                                 0
6.33 Refine GUI                                             0

6.34 Cross reference findings with Macro design                           0
6.35 Draft Macro Design Diagram                           0
6.36 Draft Hardware and physical infrastructure diagram                       0
6.4 Day Four - Recommendations    2             8        16
6.41 Analyze Target Environment                           0
6.411 Develop proposed h/w, s/w, n/w configurations                       0
6.412 Develop education proposal for customer staff                       0
6.42 Develop phased approach for implementation                           0
6.421 Development plan                          0
6.422 Deployment plan             0
6.423 Support plan                0
6.424 Master project plan                       0
7 Checkpoint 2            0
7.1 Complete draft document through 6.424       2          4              8
7.2 Present draft, accomplishments to sponsor   2          1              2
7.21 Review recommendations                     0
7.22 Modify as appropriate                      0
7.23 Discuss any change issues with sponsor                               0
PHASE 3                           0
8 Develop Cost and ROI Models            2     12         24
8.1 Cost for projected h/w                      0
8.2 Costs for projected s/w                     0
8.31 Education from HP                          0
8.32 Education from OP                          0
8.33 Implementation services                    0
8.4 Projected support costs                     0
8.5 Projected cost benefit of application                  0
8.6 Projected costs for people, duration and associated expenses               0
8.7 Develop fixed price proposal for next step                             0
9 Checkpoint 3                    0
9.1 Project review with preliminary results for entire team 2              4   8
10 BluePrint preparation          2      24    48
10.1 Revise preliminary data reports                        0
10.2 Integrate findings from each activity                                 0
10.3 Create Solution BluePrint                  0
10.4 Review document with internal teams (OP & HP)                         0
11 BluePrint delivery     2       4       8
11.1 Present draft to sponsor                   0
11.2 Modify as needed                     0
PART II                           0
1 Prepare Site     2     16      32
1.1 Verify participants, location for class (max of 5 allowed as part of
 BluePrint)                                                                    0

1.2 Deliver materials and equipment to site for class and prototype devel      0
1.3 Setup classroom                                                            0
1.4 Setup development area                                                     0
1.5 Verify/test class room, prototype system                                   0
1.51 Connectivity to network/systems                                           0
1.52 Modem capability                                                          0
1.53 All s/w operational                                                       0
2 On-site Customer training and Prototype development                   4 40 160
2.1 Training for 3-5 team members                                              0
2.11 Focused on 3 tiers, OP and components                                     0
2.12 Integrated with one function for prototype                                0
2.2 Prototype developed for selected application                               0
2.21 Focused on 3 tiers, OP and components                                     0
2.22 Integrated with training for added value                                  0
2.3 Prototype completion, review for internal team                             0
2.4 Prototype "dry run"                                                        0
2.41 Prototype demonstrated for customer team                                  0
2.42 Project team walked through technical layout of prototype                 0
2.43 User prepared for executive presentation                                  0
3 BluePrint delivered                                                   4  4  16
3.1 User presentation to sponsoring executive and team                         0
3.2 Next steps presented by HP/OP                                              0
3.21 Includes estimated costs for completion                                   0
3.22 Proposal for enterprise approach                                          0
3.23 Review with sponsor for quality                                    1  2   2
  TOTALS                                                              453


                                   EXHIBIT E

PRICING

Qty    Description                                Price
50     Worldwide B@W Certification Program        $25,000.00
1      Worldwide B@W Toolkit License
(including support and maintenance)               $75,000.00
20     The Component Revolution                  $400,000.00

Total Price                                      $500,000.00

                                   EXHIBIT F

                              B@W TOOLKIT SUPPORT

                               HP will receive:

 . 800 number telephone technical assistance Monday through Friday during normal office hours (8:00 am - 8:00 pm EST) excluding national holidays with 2 hour response time to voice messages (if engineers are unavailable).

 . 24 hour, seven days per week e-mail and fax support with 24 hour response time Monday through Friday.

 .  Access to software anomaly logs, with option to download
 .  Access to new release and product availability information
 .  Access to product readme files
 .  Access to error messages and message description files

 .  New version releases
 .  Latest software maintenance updates
 .  Notification (via fax or e-mail) of selected problems in the B@W Toolkit and information as to resolution.
 . System-specific advice and informational technical bulletins on fixes and workarounds.


                                   EXHIBIT G

OPI Certification Program for H-P PSO Technical Consultants

   The OPI Certification Program includes a combination of intensive educational programs, tools training classes, and hands-on experiences. The Program is divided into three categories and/or phases of development for the individual consultant:

    1)  Pre-Requisites

    Each consultant who enters the Certification Program must have at least two
    (2) years of experiencing in delivering client-server solutions in the course of customer engagements. They must also be proficient in C programming, UNIX, and/or Windows NT.

    2)  Training Curriculum
    Each consultant must complete the following ten (10) day curriculum which will be conducted by OPI, beginning in February, 1996.
          A)  Technical Object Power (TOP) Program
          During this five-day intensive technical training, consultants will learn

          OPI's core technology and methodologies for creating applications using Distributed Component Architectures. TOP participants will acquire the technical skills and knowledge necessary to exploit the OPI Toolkit.
          B) Object Power Mastery (OPM) Program
          This five-day program will focus on the advanced usage of the OPI technology in the context of customer engagements. Topics will include: Scoping Projects, Troubleshooting, Problem Solving, and Advanced Tools Features. In addition, each participant must pass a OPM Exam, based on coding and application development, at the end of the program.

    3) Project Mentoring
    As the last step in the certification process, each consultant must actively participate in at least one successful customer engagement which utilizes the OPI Toolkit and involves at least one (1) OPI Senior Solutions Engineer.

    Additional OPI certification training will be available to HP until December 31, 1997 for $2,500 per consultant

Following is the current OPI training schedules (dates are subject to change):

TOP Program Dates        OPM Program Dates
February 12 - 16         March 18 - 22
February 26 - March 1    April 8 - 12
March l8-22              May 27-31
April 29 - May 3         June 17 - 21
June 10 - 14             July 22 - 26

                                   EXHIBIT H


                  Tentative Agenda of The Component Revolution

The Component Revolution is a one-day breakfast seminar series to be implemented by OPI on behalf of H-P PSO and OPI. This jointly designed and developed program will visit 16 cities, both domestic and international, over the next two years. Seminars will focus on specific vertical industries (e.g. Banking, Manufacturing, ...), applications (e.g. Customer Care, Distribution, ...), or regions.

The Component Revolution is designed to act as a lead generation vehicle for joint H-P/OPI products and services, such as the Solution Blueprint. Both H-P and OPI will be able to invite attendees and attend the seminars.

                         Following is a tentative block agenda:


                         Continental Breakfast at Hotel

          Introduction - HP/OPI Representative
          Industry Speaker
             .  Business Strategies
             .  Change
             .  Case Studies

          I.T. Infrastructure Needed
             .  Three-Tiered Component Architecture
             .  The Component Revolution
             .  Future

          How to Implement
             .  Infrastructure Needed
             .  Selecting a Strategic Application
             .  How to Get Started

                                 Lunch at Hotel
          Executive Planning Sessions
             .  One-On-One Private Discussions
             .  Well-Defined Next Steps Plan


                                   EXHIBIT I

                                PROGRAM MANAGERS
          Business@ Web                  Hewlett-Packard Co.
          -------------                  -------------------
    Name:      Todd Alcock         Name:      Thomas Hoban
    Address:                       Address:
    Phone:                         Phone:
    E-mail:                        E-mail: